Exhibit 3.1

Filed in the Office of Business Number E0241042005 4 (. Filing Number BARBARA K. CEGAVSKE r 20211507792 Secretary of State Filed On Secretary of State 6/4/2021 10:22:00 AM State Of Nevada 202 North Carson Street Number of Pages Carson City, Nevada 89701 4201 1 (775) 684 5708 Website: www.nvsos.gov Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) 0 Certificate of Designation 0 Certificate of Amendment to Designation Before Issuance of Class or Series 0 Certificate of Amendment to Designation After Issuance of Class or Series JBf Certificate of Withdrawal of Certificate of Designation TYPE OR PRINT USE DARK INK ONLY DO NOT HIGHLIGHT 1. Entity information: Name of entity: celsius Holdings, Inc. I Entity or Nevada Business Identification Number (NVID): INV20051151800 I 2. Effective date and For Certificate of Designation or Date: L ···· ... . time: Amendment to Designation Only J Time: (Optional): (must not be later than 90 days after the certificate is filed) 3. Class or series of The class or series of stock being designated within this filing: stock: (Certificate of l Designation only) 4. Information for The original class or series of stock being amended within this filing: ······ · ·· · .,,, · · ·· · ·· amendment of class or series of stock: l 5. Amendment of 0 Certificate of Amendment to Designation Before Issuance of Class or Series class or series of As of the date of this certificate no shares of the class or series of stock have been issued. stock: 0 Certificate of Amendment to Designation After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. 6. Resolution: By resolution of the board of directors pursuant to a provision in the articles of incorporation this Certificate of Designation certificate establishes OR amends the following regarding the voting powers, designations, and Amendment to pref E · limi tio ricti?ns tiv rig () foll() g I(ISS ()r ri s o t() · Designation only) : . . .. . ... ·· · ... . ······ ... .. ···· .. .... · ·········· ···· ···· J 7. Withdrawal: Designation being I . . 1 Date of 1 Withdrawn: Senes A Convertible Preferred Stock Designation: 08/20/2008 I No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: RES6Lv E5 Thafthe Board of Directors hereby approves the withdrawafOi each Certificate of Designation and the cancellation of the authorization of each of the previously designated series ’ .of Preferred Stock; 8. Signature: (Required) X Date: 1 o6to4t2o21 I Signature of Officer Attach additional page(s) if necessary Page 1 of 1 Revised: 1/1/2019 This form must be accompanied by appropriate fees.